EXHIBIT 99.1

EXECUTIVE TEAM CHANGES
The following are memos from Chairman and Chief Executive Officer Stephen J. Squeri that were shared January 2025, with all American Express colleagues

ORGANIZATION ANNOUNCEMENT: ANRÉ WILLIAMS
I’m writing to let you know that, after an outstanding career with American Express of over 35 years, Anré Williams will leave the company later this year. During discussions about the company’s organizational needs and his personal ambitions, Anré felt now was the appropriate time to pursue his leadership aspirations outside of American Express. I have known, respected, and worked with Anré for a very long time, and while I will miss his leadership on the team and interacting with him personally, I fully understand and support his plans.
Anré has been one of the chief architects of the company’s success over the course of his career, and he’s been an invaluable partner and friend to me, as well as a trusted advisor to the entire Executive Committee. Anré joined American Express in 1989 as an intern in our Consumer business, and he went on to serve in increasingly senior positions across the company, including our Small Business, Commercial Card, and Global Merchant and Network Services businesses. As head of our global merchant business from 2011 to 2021, Anré spearheaded our critical efforts to reach virtual parity coverage in the U.S., including initiating the OptBlue program of third-party acquirers to expand Card acceptance with small businesses, while also growing relationships with our largest strategic partners around the world. In his current role as CEO of American Express National Bank (AENB) and Enterprise Services since 2021, Anré has worked with key stakeholders to strengthen our risk culture and ensure the soundness of the bank, working closely with regulators, and he has overseen the ongoing improvements of our technology and servicing capabilities to drive growth and efficiencies.
Anré’s positive impact and legacy at American Express extends far beyond his business leadership. He leads with integrity, transparency, and with a strong focus on developing talent. There are many leaders in senior positions at our company and across the industry who have benefited from Anré’s guidance, mentorship, and support. He is a champion of inclusiveness, and his global perspective has ensured that we approach key decisions with an enterprise view of their impact on our colleagues, our customers, and our business.
Anré will be transitioning the various components of his current role and has graciously agreed to stay on and work with me in as Senior Executive Advisor until early November. I will announce the reassignment of his current responsibilities shortly.
While there will be many opportunities to celebrate Anré’s distinguished Amex career before he departs, please join me now in sincerely thanking him for his leadership and his many outstanding contributions to our company.
ORGANIZATION ANNOUNCEMENT: EXECUTIVE TEAM CHANGES
As you saw in our 2024 earnings announcement last week, we continue to see strong momentum across our businesses globally, and we have many opportunities to continue our growth trajectory in 2025 and beyond. At the same time, we are strengthening our risk culture to ensure that we continue to do what’s right for our customers. Once again, I want to thank colleagues around the world for your commitment and creativity in serving our customers, driving our growth, and protecting our brand.
The ongoing momentum we see across our businesses also gives us the opportunity to continue developing the depth and strength of our executive leadership team, giving several of them new roles that will expand their experience and help drive greater synergies across the company as we continue to implement our Framework for Winning. With this in mind, I am pleased to announce the following series of changes, with most effective February 3:
•Howard Grosfield, currently President, U.S. Consumer Services (USCS), will become Group President, USCS with an expanded role that will include leadership of Technology, Enterprise Digital & Data Services (EDDS) and Digital Labs.
•Raymond Joabar, currently Group President, Global Merchant, and Network Services (GMNS), will take on the role of Group President, Global Commercial Services (GCS). Raymond will also oversee the Global Servicing team.
•Mohammed Badi, currently President, Global Network Services (GNS), will become President, Global Servicing and will continue reporting to Raymond. The new President of GNS will be announced soon, and Mohammed will continue in his role as head of the GNS team until his successor is named.
•Anna Marrs, currently Group President, GCS will lead our merchant and network businesses as Group President, GMNS. In her new role, Anna will retain responsibility for Credit and Fraud Risk (CFR) and will also add responsibility for the Global Strategic Partnerships Group as well as our China Joint Venture, which will report into GNS when Mohammed’s successor is named.
•Denise Pickett, currently President, Global Services Group (GSG), will be taking on the newly created role of President, Enterprise Shared Services (ESS). In this new role, she will continue overseeing the Global Real Estate and Workplace Enablement Group and Global Supply Management, and she will have additional responsibility for Global Security, Business Continuity Management, and Aviation. Denise will report to me and assume responsibility for her new functions, effective immediately. In addition, she will continue leading our Global Servicing team until Mohammed’s backfill is named.
Doug Buckminster will continue to serve as Vice Chairman, where he will remain a senior strategic advisor to me and the executive leadership team, as well as continuing to lead our Global Advertising and Brand Management and Corporate Development teams. Additionally, the China Joint Venture team, led by Tim Creber, will continue to report to Doug until the new head of GNS is named. Doug’s strategic vision and vast knowledge of our business, along with his successful track record in developing talent, have been major contributors to the company’s growth over his 40-year Amex career. As Vice Chairman, Doug plays a critically important role in driving the overall strategic direction of the company. His leadership has been a key factor in accelerating our growth over the last several years through the ongoing expansion and enhancement of our Membership Model, including refreshed products, new services, and new sponsorships and experiences that are attracting and engaging scores of new Card Members and strengthening our brand across generations and geographies.
With the previous announcement that Anré Williams will be leaving the company in early November, I will once again assume the role of CEO, American Express National Bank (AENB).

Raj Bharadwaj, Executive Vice President, and Chief Operating Officer of AENB will be promoted and will report directly to me, effective immediately. In addition, Gina Taylor, recently appointed EVP of the Project Guardian Program Office, will now report to Chief Risk Officer Doug Tabish as we continue our efforts to strengthen our risk management culture and capabilities to ensure we meet all regulatory requirements.
Below is more detail about these changes.
US Consumer Services, Technology, Enterprise Digital & Data Services, and Digital Labs
Throughout his 20-year career at American Express, Howard Grosfield has proven to be an outstanding business strategist and a collaborative leader who has driven growth, innovation, and brand relevance for the company. He joined the company as a VP in the Strategic Planning Group and has served in a number of leadership roles across our businesses over the course of his career, both in the U.S. and internationally. In his current role, Howard is responsible for a set of global businesses that include consumer travel, dining, and lounges in addition to our U.S. Consumer Card business. Under his leadership, the team has delivered record results and introduced a wide range of innovative products, services, and experiences that have set the bar for premium consumer and lifestyle offerings. Working together with our global technology-related teams in his expanded role, Howard’s broad experience and success in delivering compelling, customer-focused value propositions will help accelerate the digital transformation of our products and services across the enterprise to enhance the overall customer experience and drive growth.
In addition to his current USCS leadership team, the following leaders will report to Howard:
•Ravi Radhakrishnan, Chief Information Officer
•Pascale Voldman Hutz, EVP, Enterprise Digital, and Data Services
•Luke Gebb, EVP, Amex Digital Labs
Global Commercial Services and Global Servicing
Over the past four years, our GMNS team, led by Raymond Joabar, has nearly doubled merchant acceptance globally and made significant gains in coverage through expanding our bank and third-party partnerships in approximately 120 countries and territories around the world. Thanks to their efforts, the GMNS team has given our Card Members millions more places to use their American Express Cards, which has helped drive the company’s strong growth. During his 32-year career at American Express, Raymond has served in a wide variety of roles across our businesses, including Chief Risk Officer, President of International Card Services, EVP of our Global Servicing team, and SVP in our U.S. Small Business card group. Raymond’s strong customer focus will be a key asset as he leads his new teams in their drive to further our leadership in serving the needs of businesses of all sizes and delivering world-class customer service to our Card Members around the world. In addition, he will work in close collaboration with Anna Marrs and the GMNS team to expand and build our relationships with customers across the B2B space.
Mohammed Badi will continue reporting to Raymond when he takes on his new role as President of Global Servicing. As head of GNS, Mohammed and his team have significantly strengthened the company’s scale and relevance around the world. He leads with an agile, execution mindset that has resulted in the GNS team launching many innovative partnerships – including expanding our bank relationships across South America, the Caribbean, and Africa – which have increased

American Express Card acceptance around the world. Prior to leading GNS, Mohammed served as the company’s first Chief Strategy Officer from 2018 to 2021. Mohammed will bring his strategic acumen, his focus on driving innovation and his skill in creating strong partnerships to his new role leading the ongoing transformation of our customer servicing capabilities. There, he and the Global Servicing leadership team will work in close collaboration with our Technology teams to further the use of new technologies, including Generative Artificial Intelligence, to help our frontline teams enhance the customer experience.
Global Merchant and Network Services, Credit and Fraud Risk, Global Strategic Partnerships, and China Joint Venture
Since joining American Express in 2018, Anna Marrs and her team have significantly expanded our Commercial Services business. Under her leadership, the GCS team has strengthened relationships with our largest corporate clients, retaining existing clients and signing new ones. Her strategic vision and focus on transforming our commercial product set has led to the launch of a suite of new, financial management capabilities for our small business customers, helping them better manage their finances and grow their relationships with Amex. Prior to joining our company, Anna led banking businesses across over 30 countries. This global experience, coupled with Anna’s strong client relationship and product innovation skills, will be instrumental in leading the GMNS team in the delivery of new value propositions for our merchant partners that deepen our relationships and continue to grow coverage and revenues. Anna’s broad understanding of the value we deliver across the end-to end-payments experience and longstanding collaboration with the Merchant team will help us continue the momentum in GMNS.
Chief Partner Officer, Glenda McNeal, and the Global Strategic Partnerships team will also report to Anna in her new role. In bringing Glenda’s team into closer partnership with our merchant organization, we will further enhance how we manage, scale and back our largest strategic partners, who are critically important to our business.
Given the close collaboration between our Express Company China joint venture and the GMNS business, Tim Creber, VP and General Manager of our JV, will report into the new head of GNS when Mohammed’s backfill is named.
Finally, Chief Credit Officer and EVP of CFR, David Nigro will continue reporting to Anna as his team remains focused on maintaining our best-in-class credit performance and enhancing our industry-leading fraud prevention capabilities.
President, Enterprise Shared Services
In the new role of President, Enterprise Shared Services, Denise Pickett will oversee key functions that are core to our operations, including retaining responsibility for the Global Real Estate and Workplace Enablement and Global Supply Management teams, as well as adding responsibility for Business Continuity Management, Aviation, and Global Security. Bringing these functions together under Denise’s leadership will enable us to continue ensuring a safe and collaborative work environment for our colleagues around the world while also ensuring the ongoing compliant management of our procurement activities.
Denise has served in many key leadership positions across our businesses during her 32 years with the company. As President of GSG since 2019, Denise has led her team through a time of significant change, including the worldwide COVID pandemic, where she oversaw the company’s overnight transition to a fully virtual servicing operation while maintaining business continuity and continuing to deliver industry-leading customer satisfaction. Over the past few years, Denise and the GSG team have delivered numerous servicing innovations, including designing new, more comprehensive customer satisfaction metrics and working together with our Technology colleagues to deliver state-of-the art platforms that are helping our frontline colleagues improve the overall customer experience. She will bring her colleague- and customer-focused perspective to her new role, as we work to ensure the continued effectiveness and efficiency of our business operations.
Reporting to Denise will be:
•Paul Gioioso, SVP, Global Real Estate and Workplace Experience
•Miguel Gonzalez, SVP, Chief Procurement Officer
•Patrick Hurley Richards, Vice President of Aviation
•Jeff Irvine, SVP of Global Security
•Brian Zerr, SVP, Business Continuity Management
Over the next several months, Raymond, Mohammed and Denise will work closely together to ensure a smooth leadership transition for our Global Servicing team, which is critically important to executing our vision of delivering the best customer experience every day.
All current Executive Committee (EC) members will continue to serve on the EC, and there will be no changes to the reporting lines of Nicole Hildebrandt, Chief Strategy Officer; Monique Herena, Chief Colleague Experience Officer; Christophe Le Caillec, Chief Financial Officer; Rafa Marquez, President of International Card Services; Doug Tabish, Chief Risk Officer, Alan Gallo, Chief Audit Executive; Elizabeth Rutledge, Chief Marketing Officer; Laureen Seeger, Chief Legal Officer; and Jennifer Skyler, Chief Corporate Affairs Officer.
We truly have the best leadership team in the industry. This is evident in our strong, values-based culture, the tremendous growth of our business, the care we provide for all our stakeholders, and the continued enhancement of our brand. I am incredibly fortunate to work with such a talented team, and I have no doubt we will grow even stronger as our leaders evolve and meet the new challenges and opportunities in their new roles as we focus on achieving our long-term growth aspirations.